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                                                                 EXHIBIT 23.3

                           CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and the incorporation by reference of our report dated March 8, 1996 with respect to the consolidated financial statements of Capital Cities/ABC, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 in the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission by The Walt Disney Company on or about August 3, 1998.



Ernst & Young LLP
New York, New York
July 29, 1998